UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2013

GANNETT CO., INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive McLean, Virginia	22107-0910
(Address of Principal Executive Offices)	(Zip Code)

(703) 854-6000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On June 12, 2013, Gannett Co., Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Belo Corp. (“Belo”) and Delta Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, Merger Sub will merge with and into Belo (the “Merger”), with Belo surviving the Merger as a wholly-owned subsidiary of the Company. At the effective time (the “Effective Time”) of the Merger, each share of Belo Series A Common Stock and Series B Common Stock (collectively, the “Common Shares”) will be converted into the right to receive $13.75 in cash, without interest (the “Merger Consideration”). Common Shares held by the Company or any subsidiary of the Company will be canceled and will not be entitled to receive the Merger Consideration.

The Merger Agreement provides that, at the Effective Time, each outstanding option of Belo, whether vested or unvested, will be canceled and converted into the right to receive an amount in cash without interest equal to the product of the excess of the Merger Consideration over the applicable exercise price per share of such option multiplied by the number of Common Shares for which such option may be exercised, and each outstanding restricted stock unit (“RSU”), whether vested or unvested, will be canceled and converted into the right to receive an amount in cash equal to the Merger Consideration with respect to the number of Common Shares subject to such RSU plus any accrued but unpaid dividend equivalents.

The total cash consideration for the Merger will be approximately $1.5 billion.

Belo stockholders will be required to vote on the Merger at a special stockholder meeting that will be held on a date to be announced as promptly as reasonably practicable following customary Securities and Exchange Commission (“SEC”) clearance. The closing of the Merger is subject to a condition that the Merger Agreement be approved by the holders of Common Shares representing at least two-thirds of the voting power of all outstanding Common Shares entitled to vote in accordance with the Delaware General Corporation Law (the “Stockholder Approval”). Closing of the Merger also is subject to the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the grant by the Federal Communications Commission (“FCC”) of its consent to the consummation of the Merger and related transactions, the receipt of specified third party consents, and other customary closing conditions. Each party’s obligation to consummate the Merger is also subject to certain additional conditions that include the accuracy of the other party’s representations and warranties and the other party’s compliance with its covenants and agreements contained in the Merger Agreement (in each case subject to certain materiality qualifications). The transaction will be funded through a combination of cash provided by the Company as well as debt financing to be undertaken by the Company. The Merger Agreement does not contain a financing condition.

The Merger Agreement contains representations and warranties customary for transactions of this type. Belo has entered into customary covenants and agreements, including, among others, agreements to conduct its business in all material respects in the ordinary course between the execution of the Merger Agreement and the Effective Time and not to engage in specified kinds of transactions during this period.

Each party is required to use reasonable best efforts, among other things, to cause the conditions to the Merger to be satisfied as promptly as reasonably practicable and to take or cause to be taken all other actions necessary or appropriate to consummate the transactions contemplated by the Merger Agreement as soon as practicable.

Belo has agreed, subject to certain exceptions with respect to unsolicited proposals, not to:

•

solicit, initiate, induce, encourage or knowingly facilitate (including by way of furnishing information) the making of any acquisition proposal or any inquiry, proposal, request for information or offer that would reasonably be expected to lead to an acquisition proposal;

•

other than with the Company, Merger Sub or their respective representatives, enter into, continue, have or otherwise participate in any discussions or negotiations regarding, or furnish to any person or entity any non-public information in connection with, any acquisition proposal or any acquisition inquiry;

•	approve, accept, endorse or recommend any acquisition proposal or knowingly facilitate any effort or attempt to make or implement an acquisition proposal or acquisition inquiry; or

•	enter into any contract with respect to any of such actions.

However, the Belo Board of Directors may, subject to certain conditions, change its recommendation that the Belo stockholders approve the Merger Agreement and the Merger if it has in good faith determined (after consultation with its outside legal counsel and its financial advisors) that an alternative acquisition proposal is and continues to be a superior proposal and such acquisition proposal has not been withdrawn and that the failure to take such action would be inconsistent with its fiduciary duties to the Belo stockholders under applicable law. The Merger Agreement contains certain termination rights for the Company and Belo. Upon the termination of the Merger Agreement under specified circumstances, Belo will be required to pay the Company a termination fee of $51.5 million.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Belo. In particular, the representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement. The representations and warranties contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

As part of the transactions contemplated by the Merger Agreement, the Company and Belo have arranged that, simultaneous with the consummation of the Merger, there will be a restructuring of certain of Belo’s media holdings. Further, simultaneously with the execution and delivery of the Merger Agreement, the Company has entered into a series of Asset Purchase Agreements (collectively, the “Restructuring Agreements”) with Sander Holdings Co. LLC and certain of its subsidiaries and Tucker Operating Co. LLC (the “Restructuring Assignees”). The closing of the transactions under the Merger Agreement and the Restructuring Agreements are conditioned upon one another occurring simultaneously.

The Restructuring Agreements contemplate that, subject to the prior consent of the FCC, simultaneously with the consummation of the Merger, the Belo subsidiaries that own and operate the Belo stations located in the Louisville, Kentucky; Phoenix, Arizona; Portland, Oregon; St. Louis, Missouri; and Tucson, Arizona television markets will join in such Restructuring Agreements and thereupon will assign, transfer and convey to the Restructuring Assignees designated assets, including the applicable FCC licenses, and certain operating equipment and programming and distribution agreements relating to such stations. Pursuant to the Restructuring Agreements, the Restructuring Assignees will enter into, effective after closing of the Merger and the conveyance under the Restructuring Agreements, joint sales agreements for the Company to conduct advertising sales in specified markets, shared services agreements for the Company to provide certain technical, operational and administrative services in specified markets and transition services agreements for the Company to provide administrative support and other transitional services in one of the specified markets. In addition, the Restructuring Assignees will grant the Company (or its assignee) the right to acquire such stations in the future, subject to applicable law. In addition, in order to facilitate the efficient pricing of the acquisition financing needs of the Restructuring Assignees, the Company expects to guarantee debt incurred by the Restructuring Assignees in connection with the closings under the Restructuring Agreements.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, attached hereto as Exhibit 2.1, and incorporated herein by reference. The foregoing summary has been included to provide investors with information relating to the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about the Company, Belo, or their respective subsidiaries or affiliates.

Voting Agreements

Contemporaneously with the execution and delivery of the Merger Agreement, as a condition and inducement to the Company’s willingness to enter into the Merger Agreement, Belo, the Company and each of the members of Belo’s Board of Directors and Belo’s executive officers and certain of their respective affiliates entered into voting and support agreements and irrevocable proxies (collectively, the “Voting Agreements”) pursuant to which they, among other things, agree to vote all of their Common Shares in favor of the Merger and the approval of the Agreement, and granted the Company an irrevocable proxy to vote such Common Shares or execute consents in favor of the Merger and the approval of the Merger Agreement.

The foregoing description of the Voting Agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the text of the form of the Voting Agreements, attached hereto as Exhibit 10.1, and incorporated herein by reference. The foregoing summary has been included to provide investors with information relating to the terms of the Voting Agreements and is qualified in its entirety by the terms and conditions of the Voting Agreements. It is not intended to provide any other factual information about the Company, Belo, their respective subsidiaries or affiliates, or any other party to any of the Voting Agreements.

Safe Harbor for Forward-Looking Statements

Statements in this document regarding the proposed Merger and related transactions, the expected timetable for completing such transactions, future financial and operating results, benefits and synergies of the proposed transaction, future opportunities for the combined company and any other statements about the Company or Belo management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transactions; the ability to obtain requisite regulatory and Belo stockholder approval and the satisfaction of the other conditions to the consummation of the proposed transactions; the ability of the Company to successfully integrate Belo’s operations and employees and realize anticipated synergies and cost savings; the potential impact of the announcement or consummation of the proposed transactions on relationships, including with employees, suppliers, customers and competitors; the ability to achieve revenue growth; advertising price volatility and market demand; the effects of FCC, legal or other uncertainties; the effects of government regulations and policies; national, international, regional and local economic or competitive conditions and developments; capital and credit markets conditions; interest rates; political and economic stability; the timing and success of business development efforts; acts of nature, accidents, sabotage, terrorism or other similar acts causing damage greater than the insurance coverage limits of the combined company; and the other factors and financial, operational and legal risks or uncertainties described in the Company’s or Belo’s Annual Reports on Form 10-K for their most recent fiscal years and their respective most recent quarterly reports filed with the SEC. The Company and Belo disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of June 12, 2013, by and among Gannett Co., Inc., Belo Corp. and Delta Acquisition Corp.

10.1	Form of Voting and Support Agreement and Irrevocable Proxy, dated as of June 12, 2013, by and among Belo Corp., Gannett Co., Inc. and the persons signatory thereto.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

GANNETT CO., INC.

By:	/s/ Todd A. Mayman
Todd A. Mayman
Senior Vice President, General Counsel and Secretary

Date: June 18, 2013

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 12, 2013, by and among Gannett Co., Inc., Belo Corp. and Delta Acquisition Corp.

10.1	Form of Voting and Support Agreement and Irrevocable Proxy, dated as of June 12, 2013, by and among Belo Corp., Gannett Co., Inc. and the persons signatory thereto.